STOCK PURCHASE AGREEMENT

	This Stock Purchase Agreement ("Agreement") is entered into as of this 27th day of May, 2009, between OLEKSANDR SHALASH, whose address is Witellikerstrasse 17, 8702 Zollikon, Switzerland and
IVAN HRUBI, whose address is Friedberger Str. 6, Rodgau, Germany
63110 (collectively referred to as "Purchasers"); NASUS CONSULTING, INC., a Nevada corporation, whose principal place of business is 83 Fisher Street, Millville, Massachusetts 01504 (the "Company");
RUSSELL R. DESJOURDY,  who maintains his address at 83 Fisher
Street, Millville, Massachusetts 01504 ("Russell Desjourdy") and
LYNNE DESJOURDY, who maintains her address at 25 Eastmount Road, Medfield, Massachusetts 02052-2710 ("Lynne Desjourdy"; Russell Desjourdy and Lynne Desjourdy collectively referred to as the "Selling Shareholders").

RECITALS

	WHEREAS, the Company is a public company whose common stock is listed through the OTC Bulletin Board ("OTCBB") quotation service under the trading symbol "NSUS"; and

	WHEREAS, the Selling Shareholders collectively own 800,000 restricted shares of NSUS common stock ("NSUS Shares"), which, on the Closing Date as hereinafter defined, shall represent approximately 70.67% of the total issued and outstanding NSUS Shares, free and clear of any liens, claims or other encumbrances; and

	WHEREAS, the Selling Shareholders are willing to sell, transfer and deliver all of their NSUS Shares to the Purchasers in accordance with the terms and conditions as set forth herein; and

	WHEREAS, the Purchasers are willing to acquire all of the NSUS Shares owned by the Selling Shareholders in exchange for the cash consideration and other obligations to be performed as more fully described herein.

	NOW, THEREFORE, in consideration of the mutual agreements, covenants and conditions provided herein, the Parties agree as follows:

ARTICLE I
RECITALS

	1.1	Recitals.  The Parties hereto agree that the above
recitals are true and correct and are incorporated by reference herein.



ARTICLE II
DEFINITIONS

       2.1	Definitions.  As used in this Agreement and the Schedules
hereto, the following terms have the respective meanings set forth below:

       "Affiliate" means, with respect to any Person, any other
Person that directly or indirectly controls, is controlled by or is under common control with the Person in question.

        "Assets" shall mean all the business, assets, properties, goodwill and rights of the Company as a going concern of every nature, kind and description, tangible and intangible, wherever located and whether or not carried or reflected on the books and records of the Company (the "Assets"), including, without limitation: (i) all right, title and interest in and to the corporate names of the Company and all variations thereof; (ii) cash-on-hand and cash in the bank accounts of the Company, inclusive of cash equivalents, together with the bank account records relating to all bank accounts of the Company; (iii) all deposits and all cash, cash equivalents, marketable securities and other assets (iv) all rights, title and interest in and to all contracts, licenses or agreements to which the Company is a party as of the date of this Agreement; (v) all accounts receivable, checks, negotiable instruments and chattel paper, payable to, or with respect to bearer instruments in the possession of the Company; (vi) all inventory and supplies; (vii) all furniture, fixtures, equipment and machinery; (viii) all leasehold interests and improvements thereon; (ix) all books and records, files and operating data relating to any business conducted by the Company;
(x) with respect to each insurance policy or fidelity bond on which the Company is an insured, all rights of the Company, including the right to receive any amounts recovered or recoverable from the insurer after the date of this Agreement resulting from an occurrence which took place on or prior to the date of this Agreement and the right to receive any amounts recovered or recoverable from the insurer after the date of this Agreement, with respect to any loss resulting from a claim made on or prior to the date of this Agreement, together with all insurance policies or fidelity bonds of which the Company is the sole owner; (xi) all claims, causes of actions, and suits which the Company has or may have against third parties; and (xii) the business and operations of the Company as a going concern. Assets do not include "Excluded Assets," which are identified and set forth on Schedule 4.8 hereto.

       "Closing" shall have the meaning as described in Section 3.2 hereof.

       "Closing Date" shall have the meaning as described in Section
3.2 hereof.

       "Closing Documents" shall mean to all other documents, agreements, certificates and other instruments contemplated by this Agreement to carry out and perform the transactions as set forth herein.

       "Code" means the Internal Revenue Code of 1986, as amended.

       "Confidential Information" means, with respect to each party,
(a) all information concerning the business and affairs of that party, including financial information, business plans and strategies, technology, proprietary information, know-how, formulae, products, methods and operational information and techniques, (b) any information that the appropriate party is required by applicable law to preserve in confidence and (c) any other information reasonably identified by a party to the other party as confidential, but excluding (i) information known by the other party or generally available or in the public domain, (ii) information that was independently developed by the other party without the use of the first party's Confidential Information and
(iii) information rightfully provided by a third party without continuing restrictions on its use.

       "Excluded Assets" are defined as those Assets that are excluded from the transactions contemplated by this Agreement as identified and set forth on Schedule 4.8 hereto.

       "FINRA" means the Financial Industry Regulatory Authority and the rules and regulations promulgated thereby.

	"GAAP" means United States generally accepted accounting principles, consistently applied.

        "Governmental Agency" means any federal, state, local or foreign government or any court of competent jurisdiction, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign including but not limited to the SEC, FINRA and the OTCBB.

       "Irrevocable Stock Power" shall have the meaning as described in Section 3.2 hereof.

	"Material Adverse Effect" means a material adverse effect on the business, assets, condition (financial or otherwise), results of operations or prospects of a party to this Agreement or the ability of a party to consummate the transactions contemplated by this Agreement.

       "NGCL" shall mean the Nevada General Corporation Law.

       "NSUS Shareholders" are defined as those shareholders identified on Schedule 4.6 who as of the Closing shall own 100% of the NSUS Shares.

       "NSUS Shares" shall mean shares of common stock that have been issued by the Company and are outstanding on the Closing Date.

       "OTCBB" means the Over the Counter Bulletin Board market quotation system.

	"Permitted Liens" shall have the meaning as described in
Section 4.8.

	"Person" means an individual, any form of business enterprise, including a corporation, limited liability company, partnership or limited partnership, and any other legal entity or its representative, including a trust, trustee, estate, custodian, administrator, personal representative, nominee or any other entity acting on its own behalf or in a representative capacity.

	"Purchase Investigation" shall have the meaning as described in Section 6.1.

       "SEC" means the Securities and Exchange Commission.

       "Seller Breach" shall have the meaning described in Section
3.6 hereof.

       "Subsidiary" means each Person of which (a) a majority of the voting power of the voting equity securities or equity interest is owned, directly or indirectly, by such Person.

       "Tax" or "Taxes" means federal, state, county, local, foreign or other income, gross receipts, ad valorem, franchise, profits, sales or use, transfer, registration, excise, utility, environmental, communications, real or personal property, capital stock, license, payroll, wage or other withholding, employment, social security, severance, stamp, occupation, alternative or add-on minimum, estimated and other taxes of any kind whatsoever (including, without limitation, deficiencies, penalties, additions to tax, and interest attributable thereto) whether disputed or not.
 "Tax Return" means any return, information report or filing with respect to Taxes, including any schedules attached thereto and including any amendment thereof.


	2.2	Construction.  Whenever the context requires, the gender
of all words used in this Agreement includes the masculine, feminine and neuter. Unless otherwise expressly provided herein, all references to Articles, Sections and Schedules refer to articles, sections and schedules of or to this Agreement. All
Schedules are hereby incorporated in and made a part of this Agreement as if set forth in full herein. The headings and captions in this Agreement and the Schedules are for convenience and identification only and are in no way intended to define, limit or expand the scope and intent of this Agreement or any provision hereof.


ARTICLE III
THE STOCK ACQUISITION

       3.1	Purchase Price.  The total purchase price for 70.67% of
the NSUS Shares shall equal the sum of $212,020 (the "Purchase
Price") and shall be paid by the Purchasers to the Selling
Shareholders in accordance with and subject to the terms and conditions as set forth in this Article III.

       3.2	Closing.  The closing of the transactions contemplated by
this Agreement (the "Closing"), will take place at the offices of the Company, or at any alternative location designated by the
Parties hereto and shall take place five (5) days following the conclusion of the Purchase Investigation as provided for in Section
6.1 of this Agreement or such earlier date as the Parties may agree to ("Closing Date"). On the Closing Date, 800,000 NSUS Shares representing approximately 70.67% of the total issued and outstanding NSUS Shares shall be sold, transferred and delivered by the Selling Shareholders to the Purchasers through duly executed irrevocable stock powers with signature guarantees ("Irrevocable
Stock Power") in a form acceptable to the Purchasers.   The NSUS
Shares to be delivered by the Selling Shareholders to the Purchasers at the Closing shall be validly issued, non-assessable and free and clear of any clams, liens or encumbrances of any kind.

       3.3	The Stock Acquisition.

      (a)	Subject to the terms and conditions of this
Agreement including the Purchase Investigation as provided for in Section 6.1 hereof, Purchasers shall, on or before the Closing Date, deposit the sum of $212,020 with Manhattan Transfer Registrar Company who the parties have agreed to appoint as the escrow agent ("Escrow Agent") for the transactions contemplated by this Agreement.


	(b)	The Parties acknowledge that the Purchasers have
previously deposited the sum of $10,000 ("Deposit") with the Escrow Agent, which shall be applied towards the Purchase
Price at Closing provided that if the Closing does not occur within the time as contemplated by this Agreement or unless otherwise agreed upon by the Parties, the Deposit shall be paid by the Escrow Agent to the Selling Shareholders or retuned to the Purchasers as provided for in Section 3.6 of this Agreement.

      (c)	On or before the Closing, the Selling Shareholders
agree and shall deposit duly executed Irrevocable Stock
Powers representing 800,000 NSUS Shares with the Escrow
Agent.


	3.4	Cash Released From Escrow.  Upon verification that Escrow
Agent is in receipt of Irrevocable Stock Powers from the Selling
Shareholders representing 800,000 NSUS Shares and upon all other conditions of Closing as set forth in section 7.1 hereof having been satisfied, Purchasers shall provide Escrow Agent with written instructions to disburse cash proceeds representing the Purchase
Price to the Selling Shareholders.

       3.5	NSUS Shares Released From Escrow.  Upon verification that
Escrow Agent is in receipt of cash proceeds representing the Purchase Price and upon all other conditions of Closing as set forth in section 7.2 hereof having been satisfied, Selling
Shareholders shall provide Escrow Agent with written instructions to transfer the 800,000 NSUS Shares to the Purchasers in respective amounts as Purchasers have requested from the Escrow Agent. The
800,000 NSUS Shares to be transferred to the Purchasers shall be subject to restrictions on transferability under applicable federal and state securities laws and may not be resold or transferred by the Purchasers in the absence of registration or an available exemption therefrom.

       3.6	Deposit Released From Escrow.  At Closing and upon the
conditions set forth in sections 3.4 and 7.1 of this Agreement having been satisfied, Purchasers shall instruct Escrow Agent to release the Deposit to Selling Shareholders, which shall be credited towards the Purchase Price. In the event that a Closing does not take place within the time provided for in this Agreement or within such other time period as the Parties may agree, as a result of any misrepresentation or omission of fact made by either the Company or the Selling Shareholders; or due to the failure by the Company or the Selling Shareholders to proceed to Closing
(defined as a "Seller Breach"), then Escrow Agent shall be authorized to return the Deposit to the Purchasers. Alternatively and in the event that the Purchasers do not proceed to Closing for any reason other than due to a Seller Breach, then Escrow Agent shall be authorized to pay the Deposit to the Selling Shareholders.


ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF
COMPANY AND SELLING SHAREHOLDERS

       Except as otherwise disclosed in the Schedules as attached hereto, the Company and the Selling Shareholders hereby represent and warrant to the Purchasers that the statements contained in this
Article IV are complete, true and accurate as of the date of this Agreement and the Closing Date and shall survive the Closing Date in accordance with Section 10.2 below.

       4.1	Organization and Standing.   The Company was duly
incorporated in the State of Nevada as a corporation, (b) is validly existing and in good standing as a corporation under the laws of the State of Nevada, (c) has full corporate power and authority and possesses all governmental franchises, licenses, permits, authorizations and approvals necessary to enable the Company to own, lease or otherwise hold its properties and Assets and to carry on its business as presently conducted and (d) is duly qualified and in good standing to do business as a foreign corporation in each jurisdiction in which the conduct or nature of its business or the ownership, leasing or holding of its properties makes such qualification necessary, except jurisdictions where the failure to be so qualified or in good standing, individually or in the aggregate, would not have a Material Adverse Effect.

       4.2	Authority.  The Company and the Selling Shareholders have
all requisite power and authority to enter into this Agreement and the Closing Documents, to perform the obligations hereunder and to consummate the transactions contemplated hereby. All corporate acts and other proceedings required to be taken by the Company and the Selling Shareholders to authorize the execution, delivery and performance of this Agreement, the Closing Documents and the consummation of the transactions contemplated hereby have been duly and properly taken and/or will be undertaken by the Company and the Selling Shareholders as of the Closing Date. This Agreement and the Closing Documents have been duly executed and delivered by the Company and the Selling Shareholders and constitutes the legal, valid and binding obligation of the Company and the Selling
Shareholders and is enforceable against the Company and the Selling Shareholders in accordance with its terms.

       4.3	Licenses/Permits. The Company has all permits, licenses,
registrations and authorizations required by all necessary
Governmental Agencies for the conduct of its current business and has fully complied with all Governmental Agencies and any other industry, governmental, or self regulatory organizations required by law for the conduct of its present businesses. The Company is a public reporting company and has filed all reports required to be filed by Section 12 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the Company was required to file such reports) and has been subject to such filing requirements for the past 90 days. In addition, the Company is and has been a current filer of all reports it either voluntarily or is obligated to file with the SEC and all other Governmental Agencies.

       4.4	No Conflicts; Consents.  The execution and delivery of
this Agreement and the Closing Documents by the Company and the Selling Shareholders does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, repurchase, redemption or acceleration of any obligation or to the loss of a material benefit to the Company or the Selling Shareholders under, or to any increased, additional, accelerated or guaranteed rights or entitlements of any Person other than the Company or the Selling Shareholders, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the Assets of the Company under any provision of (a) the Articles of Incorporation, By-Laws or any amendments thereto of the Company, (b) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Company or the Selling Shareholders are a party or by which any of Company's Assets is subject to or bound or
(c) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to the Company, its Assets or the Selling Shareholders. Except as otherwise provided for in this Agreement and as otherwise may be required by federal securities laws, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Agency is required to be obtained or made by or with respect to the Company or the Selling Shareholders in connection with the execution, delivery and performance of this Agreement and the Closing Documents or the consummation of the transactions contemplated hereby.

       4.5	Books and Records.   The Company has heretofore delivered
or made available for inspection to Purchasers, accurate and complete copies of its Articles of Incorporation or By-Laws, each as amended to date; its minute books; its shareholder certificate ledger, current shareholder list and stock transfer books; and such other tax returns, financial statements, reports and filings made with all Governmental Agencies personnel records and all other documents that Purchasers have requested in connection with the Purchase Investigation. At the Closing, the Company shall provide Purchasers with copies of all financial records including checks, vendor invoices and other documents that support all financial statements, whether audited or not, that have been filed by the Company with any Governmental Agency and any other documents
(defined as "Company Documents") pertaining to the Company that Purchasers may reasonably request.

       4.6	Capitalization of the Company.  The authorized capital
stock of the Company consists of 200,000,000 shares of common stock, par value .001 per share ("NSUS Shares") of which 1,132,000 NSUS Shares are issued and outstanding on the date hereof. Each Selling Shareholder is the beneficial owner of 400,000 NSUS Shares. All of the outstanding NSUS Shares have been duly authorized and validly issued and are fully paid and nonassessable. No NSUS Share has been issued in violation of or is subject to any purchase option, call, right of first refusal, preemptive, subscription or similar rights under any provision of applicable law, the Certificate of Incorporation or Bylaws of the Company or any contract, agreement or instrument to which the Company is subject, bound or a party or otherwise affected by. There are no outstanding warrants, options, rights, "phantom" stock rights, agreements, preferred, convertible or exchangeable securities or other instruments or commitments (i) pursuant to which the Company is or may become obligated to issue, sell, purchase, return or redeem any NSUS Shares or other securities; or (ii) that give
Person the right to receive any benefits or rights similar to any rights enjoyed by or accruing to the holders of NSUS Shares or other interests of the Company. There are no outstanding bonds, debentures, notes, other indebtedness or any other class or series of securities having the right to vote on any matters on which the shareholders of the Company may vote. Schedule 4.6 attached hereto contains a full and complete list of all shareholders of the Company as of the date hereof and which shall be adjusted, if necessary, as of the Closing Date.

	4.7	Financial Statements.  Set forth in Schedule 4.7 attached
hereto are the following financial statements: audited balance sheets and statements of income, changes in shareholders' equity and cash flow as of and for the fiscal years ended December 31, 2006, December 31, 2007 and December 31, 2008 of the Company and the unaudited balance sheet and statements of income as of March
31, 2009 of the Company (collectively, the "Financial Statements").
The Financial Statements (including the notes thereto) have all been prepared in accordance with GAAP and applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of the Company as of such dates and the results of operations of the Company for such periods, are correct and complete, and are consistent with the books and records of the Company which books and records are correct and complete, subject to, in the case of the unaudited balance sheet and statements of income as of March 31, 2009, the absence of notes and schedules and normal year end adjustments.

       4.8	Assets.

       (a)	The Company has good and valid title to all Assets
reflected on its Financial Statements or thereafter acquired, except those sold or otherwise disposed of for fair value since the dates of the Company's Financial Statements in the ordinary course of business consistent with past practices and not in violation of this Agreement, in each case free and clear of all obligations, debts, liens, security interests or encumbrances of any kind except (i) as set forth in Schedule
4.8, (ii) mechanics, material men, carriers, workmen, repairmen or other like liens arising or incurred in the ordinary course of business and being contested in good faith, liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business which are reflected on the Financial Statements and liens for Taxes that are not due and payable, (iii) mortgages, liens, security interests and encumbrances that secure debt reflected as a liability on the Company's Financial Statements and the existence of which is indicated in the notes thereto and (iv) other imperfections of title or encumbrances, if any, that do not, individually or in the aggregate, materially impair the continued use and operation of the Assets to which they relate to the business of the Company as presently conducted (the mortgages, liens, security interests, encumbrances and imperfections of title described in clauses (ii), (iii) and (iv) above are hereinafter referred to in this Article IV as "Permitted
Liens").

       (b)	All the material tangible personal property of the
Company has been maintained in all material respects in accordance with good commercial practices. Each item of material tangible personal property of the Company is in all material respects in good operating condition and repair, ordinary wear and tear excepted. All leased personal property of the Company is in all material respects in the condition required by the terms of the applicable lease during the term of the lease and upon the expiration thereof.

       (c)	Schedule 4.8 sets forth a correct and complete list
of any real property owned and leased by the Company.  The
Company has good and marketable title to, or valid leasehold interests in, all of the properties listed on Schedule 4.8 and all of such properties are held free and clear of all title defects, liens, encumbrances and restrictions of any kind, except Permitted Liens. To the best knowledge and belief of the Company, no material improvements constituting a part of any real property owned or leased by the Company encroaches on real property not owned or leased by the Company to the extent that removal of such encroachment would materially impair the manner and extent of the current use, occupancy and operation of such improvements. True, complete and correct copies of all leases under which the Company leases any real property have been made available to Purchasers (including any supplements, amendments or side letters relating thereto) and such leases are valid and in full force and effect in accordance with their respective terms. All of the rental and other payments payable under each such lease by the Company are current, there is no default under such lease either by the landlord or by the tenant thereunder, and no event has occurred which, with the lapse of time or the giving of notice or both, would constitute a default thereunder. There are neither any actual, nor, to the best knowledge and belief of Seller, any threatened or contemplated, condemnation or eminent domain proceedings that affect any real property owned or leased by either the Company or any part thereof, and the Company has not received any notice from any Governmental
Agency of the intention of any public authority or other entity to take or use all or any part thereof.

       (d)	Schedule 4.8 sets forth a correct and complete list
of Excluded Assets that the Selling Shareholders shall retain ownership of following the Closing Date.

     4.9	Absence of Undisclosed Liabilities.  Except as set forth
on the Financial Statements for the Company or through Schedule
4.9 attached hereto and except for obligations or liabilities which have arisen since the dates of the Financial Statements in the ordinary course of business (none of which is a liability resulting from a breach of contract, breach of warranty, tort, infringement, claim or lawsuit), the Company has no debts obligations or liabilities, contingent or otherwise. At or prior to the Closing, the Company shall cause any and all of its debts, obligations or liabilities, contingent or otherwise, whether or not identified on the Financial Statements, to be fully paid, satisfied or discharged and shall provide the Purchasers with proof thereof.

     4.10	Absence of Changes.  Except as set forth in Schedule 4.10
attached hereto or as otherwise contemplated by this Agreement there has not been any change in the Assets, liabilities, financial condition or operations of the Company from that reflected in the Financial Statements, therefore, except changes in the ordinary course of business that have not resulted, either individually or in the aggregate, in a Material Adverse Effect.
Except as set forth in Schedule 4.10 or as contemplated by this Agreement, since March 31, 2009 there has not been: (a) any extraordinary damage, destruction or loss, whether or not covered by insurance; (b) any waiver or compromise by the Company of a valuable right or of a material debt owed to it; (c) any loans or guarantees made by the Company to or for the benefit of its shareholders, employees, officers or directors or any shareholder of their immediate families other than advances made in the ordinary course of business; (d) any satisfaction or discharge of any lien, claim or encumbrance or payment of any obligation by the Company, except in the ordinary course of business; (e) any material or adverse change or amendment to a Material Contract;
(f) any new hire or resignation or termination of employment of any key employee or any material change in any compensation arrangement or other employment terms of any key employee; (g) any sale, disposition, assignment or transfer of any of the Company's
Assets or properties of the Company except in the ordinary course of business; (h) any security interest created by the Company, with respect to any of its respective material properties or Assets, except statutory liens for taxes not yet due or payable;
(i) any declaration, setting aside or payment or other distribution in respect of any of the NSUS Shares of the Company, or any direct or indirect redemption, purchase or other acquisition of any such NSUS Shares by the Company; (j) any borrowing of any amount or incurrence or subjection to any material liabilities, except current liabilities incurred in the ordinary course of business and liabilities under contracts entered into in the ordinary course of business; (k) any issuance of any notes, bonds or other debt securities or any NSUS Shares or other equity securities or any securities convertible, exchangeable or exercisable into any NSUS Shares or other equity securities; (l) any investment in any other entity or steps taken to incorporate any Subsidiary; (m) any capital expenditures or commitments therefor; (n) any material change in the accounting methods, principles or practices used by the Company, (o) any other material transaction other than in the ordinary course of business; or (p) any other event or condition that might reasonably be expected to have a Material Adverse Effect.

     4.11	Taxes.  Except as set forth on Schedule 4.11, the Company
has filed or obtained presently effective extensions with respect to all federal, state, county, local and foreign tax returns which are required to be filed, such returns are complete and accurate in all material respects and have been prepared in compliance with all applicable laws and regulations in all material respects. The Company in all material respects has paid all Taxes due and owing by it (whether or not such Taxes are shown on a Tax Return) and have withheld and paid over to the appropriate taxing authority all Taxes which they are required to withhold from amounts paid or owing to any employee, shareholder, creditor or other third party.
No Tax Return is now under audit or examination by any foreign, federal, state or local authority and there are no agreements, waivers or other arrangements providing for an extension of time with respect to the assessment or collection of any Tax or deficiency of any nature against the Company, or with respect to any of the Tax Returns, or any suits or other actions, proceedings, investigations or claims now pending or, to the Company's knowledge, threatened against the Company with respect to any Tax. The Company has not waived any statute of limitations with respect to any Taxes; the accrual for Taxes on the Financial
Statements would be adequate to pay all Tax liabilities of the Company through the date of this Agreement; since the date of the Financial Statements, the Company has not incurred any liability for Taxes other than in the ordinary course of business; the assessment of any additional Taxes for periods for which Tax
Returns have been filed by the Company shall not exceed the recorded liability therefor on the Financial Statements (excluding any amount recorded which is attributable solely to timing differences between book and Tax income). The Company has delivered to Purchasers true and correct copies of its Federal income tax returns of the Company for each of the last three (3) years, together with copies of all amendments, if any, thereto.

       4.12	Intellectual Property.  Schedule 4.12 sets forth a true
and complete list of (a) all patents and patent applications, including the status, registration or application numbers thereof,
(b) all trademarks (registered or unregistered), including a list of all jurisdictions in which they are registered or applied for and all registration and application numbers thereof, (c) all service marks and copyrights and applications therefor and (d) all other material intellectual property and proprietary rights, whether or not subject to statutory registration or protection (collectively, "the Company's Intellectual Property"), owned, used,
filed by or licensed   to the Company.  Except as set forth in
Schedule 4.12, the Company owns and has the right to use, execute, reproduce, display, perform, modify, enhance, distribute, prepare derivative works of and sublicense, without payment to any other person, all the Company's Intellectual Property, and the consummation of the transactions contemplated hereby will not conflict with, alter or impair any of those rights. The Company has not granted any options, licenses or agreements of any kind relating to the Company's Intellectual Property or the marketing or distribution thereof, except for nonexclusive licenses to end users in the ordinary course of business or as otherwise indicated in
Schedule 4.12. Except as set forth in Schedule 4.12, the Company is not bound by or a party to any options, licenses or agreements of any kind relating to the Company's Intellectual Property.
Subject to the rights of third parties set forth in Schedule 4.12, all the Company's Intellectual Property is free and clear of any third party claims and all liens, security interests and encumbrances whatsoever, other than Permitted Liens. To the knowledge of the Company, the conduct of the business of the Company as presently conducted does not violate, conflict with or infringe the intellectual property rights of any other Person.
Except as set forth in Schedule 4.14, (i) no claims are pending or, to the knowledge of the Company, threatened, against the Company by any Person with respect to the ownership, validity, enforceability, effectiveness or use of any the Company's Intellectual Property and
(ii) since its inception, the Company has not received any communications alleging that it has violated any rights relating thereto.

	4.13	Contracts.

       (a)	Schedule 4.13 sets forth a correct and complete list
of all material contracts to which the Company is a party.
Except as set forth in Schedule 4.13 hereof, the Company is not a party to or bound by any of the following:

       (i)	any employment or consulting agreement that is
not terminable by the Company at will without liability;

	(ii)	covenant of the Company not to compete or
otherwise restricting the operations of the Company;

       (iii) agreement, contract or other arrangement with any current or former officer, director or employee of the Company or any Affiliate thereof other than employment and consulting agreements contemplated by clause (i) above;

       (iv)	lease or similar agreement with any person
under which (A) the Company is lessee of or holds or uses any machinery, equipment, vehicle or other tangible personal property owned by any other Person or (B) the Company is a lessor or sublessor of, or makes available for use by any other Person, any tangible personal property owned or leased by either the Company, which in any case or in the aggregate have a total future liability or receivable, as the case may be, in excess of $5,000;

	(v)	(A) a continuing contract for the future
purchase of materials, supplies or equipment, (B) management, service, consulting, or other similar type of contract or (C) advertising agreement or arrangement, which in any case or in the aggregate have a total future liability in excess of $5,000;

       (vi)	material license, option or other agreement
including any license or other agreement under which either the Company is a licensee or licensor thereof that relates, in whole or in part, to any trade secrets, confidential information or other proprietary rights and processes of the Company;

       (vii) agreement, contract or other instrument under which either the Company has borrowed any money from, or issued any note, bond, debenture or other evidence of indebtedness to, any other Person that is in excess of $5,000 in the aggregate;

       (viii) agreement, contract or other instrument under which (A) any Person has directly or indirectly guaranteed indebtedness, liabilities or obligations of the Company or (B) either the Company has directly or indirectly guaranteed indebtedness, liabilities or obligations of any other Person;

       (ix)	agreement, contract or other instrument under
which either the Company has, directly or indirectly, made any advance, loan, extension of credit or capital contribution to, or other investment in, any other
Person;

       (x)	agreement, contract or other instrument
providing for indemnification of any Person with respect to liabilities relating to any current or former business of either the Company; or

       (xi)	other agreement, contract or other instrument
to which the Company is a party to or by or which it or any of its Assets or business is bound.

       (b)	Except as set forth in Schedule 4.13, all
agreements, contracts or other instruments of the Company listed or required to be listed in the Schedules hereto (collectively, the "Material Contracts") are valid, binding and in full force and effect and are enforceable by the Company in accordance with their terms. Except as set forth in Schedule 4.13, the Company has performed all material obligations required to be performed by it to date under the Material Contracts and is not in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both) nor has any other party to any of the Material Contracts notified the Company of that party's belief that either the Company is or is likely to become in breach or default in any material respect thereunder or of that party's intention to accelerate or modify in a manner adverse to the Company any of its obligations or rights thereunder and, to the knowledge of the Company, no other party to any of the Material Contracts is in breach or default in any material respect thereunder (with or without the lapse of time or the giving of notice, or both).

       (c)	At or prior to the Closing and as a condition of the
Purchasers' obligations to consummate the transactions contemplated by this Agreement, the Company shall have terminated the following material contracts without incurring any liabilities from the affected third parties to the respective material contracts and shall provide sufficient evidence of such termination to Purchasers:

	(i)	Employment Agreement dated January 1, 2007,
between the Company and Russell R. Desjourdy.

       4.14	Litigation.  Schedule 4.14 sets forth a list of all
pending and threatened lawsuits, arbitration proceedings or claims against or that affect the Company, any of its properties, Assets, operations or business or the Selling Shareholders. None of the lawsuits or claims listed on Schedule 4.14 could reasonably be expected to have a determination which could have, if so determined, individually or in the aggregate, a Material Adverse Effect, (ii) neither the Company nor the Selling Shareholders are a party or subject to or in default under any judgment, order, injunction or decree of any Governmental Agency including the SEC or arbitration tribunal applicable to it or any of their properties, the Assets, operations or business, (iii) there is no lawsuit, arbitration proceeding or claim by the Company or the Selling Shareholders pending, or which the Company or the Selling Shareholders intend to initiate, against any other Person and (iv) to the knowledge of the Company and the Selling Shareholders, there is no pending or threatened action against, investigation of or that relates to the Company or the Selling Shareholders by any Governmental Agency.

       4.15	Insurance.  The Company maintains policies of fire and
casualty, liability, workman's compensation, surety bonds and other forms of insurance in amounts, with deductibles and against risks and losses that are commercially reasonable for the business and Assets of the Company and which are required by all Governmental Agencies as a result of the business that the Company is engaged in. The insurance policies maintained with respect to the Company and their Assets and properties are listed on Schedule 4.15.
Except as set forth in Schedule 4.15, all of the policies listed therein are in full force and effect, all premiums due and payable thereon have been paid (other than retroactive or retrospective premium adjustments that are not yet, but may be, required to be paid with respect to any period ending prior to the effective date under comprehensive general liability and workmen's compensation insurance policies), and no notice of cancellation or termination has been received with respect thereto. To the knowledge of the Company, its activities and operations have been conducted in a manner conforming in all material respects to all applicable provisions of its insurance policies.

       4.16	Employees and Employee Benefit Matters.

        (a) Schedule 4.16 attached hereto identifies all deferred or incentive compensation agreements, bonus plans, incentive plans, profit sharing plans, retirement, vacation, sick leave, hospitalization, termination, severance agreements, employee benefit plans subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), other employee compensation agreements, written or oral and other material fringe benefit plans sponsored, maintained or contributed to or by the Company or with respect to which the Company has any liability (the "Plans"). None of the Plans are subject to Title IV of ERISA nor provide for medical or life insurance benefits to retired or former employees of the Company (other than as required under Code Section 4980B).
The Company is not a participating or contributing employer in any "multiemployer plan" (as defined in Section 3(37) of ERISA) with respect to employees of the Company nor has the Company incurred any withdrawal liability with respect to any multiemployer plan or any liability in connection with the termination or reorganization of any multiemployer plan. Except as listed on Schedule 4.16, the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined benefit plan" (as defined in Section 3(35) of ERISA), whether or not terminated and whether or not tax qualified. Except as listed on Schedule 4.16, the Company does not maintain, contribute to or have any liability under (or with respect to) any employee plan which is a tax-qualified "defined contribution plan" (as defined in Section 3(34) of ERISA), whether or not terminated.

        (b) The Company does not have any collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the knowledge of the Company, threatened with respect to the business of the Company. There are no threatened or actual strikes or work stoppages or grievances pending against the Company. Subject to applicable law and the terms and conditions of employment agreements which are included in the Material Contracts, the employment of each officer and employee of the Company are terminable at will unless otherwise disclosed on Schedule
4.13. The Company has complied in all material respects with all laws relating to the employment of labor (including, without limitation, provisions thereof relating to wages, hours, equal opportunity, collective bargaining and the payment of social security and other taxes), and the Company is not aware that it has any material labor relations problems (including, without limitation, any union organization activities, threatened or actual strikes or work stoppages or material grievances). No employee of the Company is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreements relating to, affecting or in conflict with the present business activities of the Company, except for agreements between the Company and its present and former employees.

      (c) The Plans and all related trusts, insurance contracts and funds have been maintained, funded and administered in compliance in all material respects with their terms and the applicable provisions of ERISA, the Code and other applicable laws. No actions, suits, investigations, hearings, proceedings or claims with respect to the assets of the Plans (other than routine claims for benefits) are pending or threatened against the Plans or the Company.

      All contributions, premiums, reimbursements or payments under or with respect to each Plan which are due on or before the Closing Date shall be paid and following the Closing, the Company shall have no further responsibility or obligation to contribute or pay any amounts to any Plan for its former employees including, but not limited to the SEP/IRA account maintained by or for the benefit of Russell R. Desjourdy.

      (d) 	The Company has not incurred and has no reason to
expect that it will incur, any liability to the Pension
Benefit Guaranty Corporation (other than premium payments) or otherwise under Title IV of ERISA (including any withdrawal liability) or under the Code with respect to any employee pension benefit plan that the Company or any other entity together is treated as a single employer under Section 414 of the Code, maintains or ever has maintained or to which any of them contributes, ever has contributed, or ever has been required to contribute.

      (e) Each individual who has received compensation for the performance of services on behalf of the Company has been properly classified as an employee or independent contractor in accordance with applicable laws. Schedule 4.16 identifies the names and addresses of each employee of the Company as well as the compensation each employee currently receives from the Company.


	(f) The Company has made available to Purchasers true and complete copies of all material documents pursuant to which the Plans are maintained, funded and administered and the most recent annual reports for the Plans and all related governmental rulings, determinations and opinions and all requests for such items.

	4.17	Compliance with Applicable Laws.  Except as set forth on
Schedule 4.17, the Company is in compliance in all material respects with all applicable statutes, laws, ordinances, rules, orders and regulations of any Governmental Agency applicable to its business and operations, including those relating to occupational health and safety (for purposes of this Section 4.17, "Applicable Laws"). Except as set forth in Schedule 4.17, the Company has not received any communication since its inception from a Governmental Agency that alleges its failure to comply in any material respect with any Applicable Laws.

	4.18	Disclosure.  No representation or warranty of the
Company or the Selling Shareholders as contained in this Agreement, no statement contained in any document, certificate, exhibit or Schedule and no data provided prior to the date of this Agreement furnished or to be furnished by or on behalf of the Company or the Selling Shareholders to Purchasers or any of their representatives pursuant to this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary, in light of the circumstances under which it was or will be made, in order to make the statements herein or therein not misleading or necessary to fully and fairly provide the information required to be provided therein.

       4.19	Transactions with Affiliates.  Except as set forth in
Schedule 4.19 hereto, and to the best knowledge and belief of the Company, no shareholder, officer or director of the Company, or any person with whom any such shareholder, officer or director has any direct or indirect relation by blood, marriage or adoption, or any entity in which any of such person, owns any beneficial interest (other than a publicly-held corporation whose stock is traded on a national securities exchange or in the over-the-counter market) has any interest in (i) any contract, arrangement or understanding with, or relating to, the business or operations of the Company,
(ii) any loan, arrangement, understanding, agreement or contract for or relating to any indebtedness with the Company, or (iii) any properties or Assets, tangible or intangible, used or currently intended to be used in, the business or operations of the Company.

	4.20	Survival of Representations and Warranties.  The
representations and warranties of the Company and Selling
Shareholders set forth in Article IV of this Agreement shall survive the Closing Date.


ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PURCHASER

       Except as otherwise disclosed herein, the Purchasers hereby represent and warrant to the Company and the Selling Shareholders that the statements contained in this Article V are complete, true and accurate as of the date of this Agreement and the Closing Date and shall survive the Closing.

       5.1	Authority.  Purchasers have all requisite power and
authority to enter into this Agreement, to perform the obligations hereunder and to consummate the transactions contemplated hereby. All acts and other proceedings required to be taken by Purchasers to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby have been duly and properly taken. This Agreement has been duly executed and delivered by the Purchasers and constitutes the legal, valid and binding obligation of Purchasers, enforceable against Purchasers in accordance with its terms.

       5.2	No Conflicts; Consents.  The execution and delivery of
this Agreement by Purchasers does not, and the consummation of the transactions contemplated hereby and compliance with the terms hereof will not conflict with or result in any violation of or a default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, repurchase, redemption or acceleration of any obligation or loss of a material benefit to the Purchasers under, or to any increased, additional, accelerated or guaranteed rights or entitlements of any person other than Purchasers under, or result in the creation of any lien, claim, encumbrance, security interest, option, charge or restriction of any kind upon any of the properties or assets of the Purchasers under any provision of (a) any note, bond, mortgage, indenture, deed of trust, license, lease, contract, commitment, agreement or arrangement to which the Purchasers are a party or by which any of their properties or assets are bound or (b) any judgment, order or decree, or statute, law, ordinance, rule or regulation applicable to Purchasers or their properties or assets. Except as otherwise provided for in this Agreement or the Schedules attached hereto, no consent, approval, license, permit, order or authorization of, or registration, declaration or filing with, any Governmental Agency is required to be obtained or made by or with respect to the Purchasers in connection with the execution, delivery and performance of this Agreement or the consummation of the transactions contemplated hereby or following the Closing Date except to report on Form 8-K with the SEC a change of control, new management and other material items that will affect the Company after Closing.

       5.3	Investment.  The Purchasers are acquiring the NSUS
Shares for their own accounts for investment and not with a view to, or for sale in connection with, any distribution thereof, nor with any present intention of distributing or selling the same. The Purchasers understand that the NSUS Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions thereof which depends upon, among other things, the bona fide nature of their investment intent as expressed herein. The Purchasers will not transfer the NSUS Shares except in compliance with applicable securities laws.


ARTICLE VI
COVENANTS PRIOR TO CLOSINGS

       6.1	Purchase Investigation.

       (a)	From the date of this Agreement until the Closing
Date, the Company and the Selling Shareholders shall provide the Purchasers and their representatives, consultants, counsel and accountants (for purposes of this Section 6.1, "Representatives"), upon request, access to the Company's personnel, properties, offices, books and records and promptly provide the Purchasers and their Representatives all available financial and operating data and other information and assistance with respect to the Company's business and properties as may be requested from time to time by the Purchasers and their Representatives ("Purchase
Investigation"). Without limiting the foregoing, the Company and the Selling Shareholders shall cooperate with the Purchasers and their Representatives in their review of the business and operations of the Company and permit them to discuss the procedures and review the work papers used by the Company and its accountants in the preparation of its financial statements and filings with Governmental Agencies including filings made with the SEC since the Company's inception.

       (b)	Until the Closing Date, the Company and the Selling
Shareholders shall have the continuing obligation to supplement or amend the Schedules referenced in this Agreement with respect to any matter hereafter arising or discovered that, if existing or known on the date of this Agreement, would have been required to be set forth or described in the Schedules.

       (c)	Each party shall promptly notify the other party of,
and furnish any information the other party may reasonably request with respect to, the occurrence of any event or condition or the existence to its knowledge of any fact that would cause any of the conditions to the other party's obligation to consummate the transactions contemplated hereby to be unfulfilled.

       6.2	Conduct of Business Pending the Stock Acquisition

       (a)	From the date of this Agreement and until the
Closing Date, the Company will conduct its operations in the ordinary course of business in a manner consistent with its past practices.

       (b)	The Company will not (i) amend its Articles of
Incorporation or By-Laws, (ii) declare or pay any dividend or make any other distribution to its shareholders upon any of NSUS Shares, (iii) redeem or otherwise acquire any NSUS Shares or issue or amend any NSUS Shares or any option, warrant or right relating thereto or any securities convertible into or exchangeable for any NSUS Shares, (iv) adopt or amend in any respect any Benefit Plan or collective bargaining agreement, except as required by law after providing written notice to Purchasers, (v) grant to any officer, director, employee or independent contractor any increase in compensation or benefits, except as may be required under existing agreements or as approved by the Purchasers, (vi) incur or assume any liabilities, obligations or indebtedness, in each case for borrowed money, or guarantee any liabilities, obligations or indebtedness, (vii) permit, allow or suffer any of its Assets to become subject to any mortgage, lien, security interest, encumbrance or other similar restriction of any nature, (viii) waive any claims or rights of value, (ix) pay, loan or advance any amount to, or sell, transfer or lease any of its Assets to, or enter into any agreement or arrangement with, any of its Affiliates, (x) make any change in any method of accounting or accounting practice or policy, (xi) acquire by merging or consolidating with, or by purchasing a substantial portion of the Assets of, or by any other means, any business or any corporation, partnership, association or other business organization or division thereof or otherwise acquire any Assets for an aggregate purchase price in excess of $5,000,
(xii) make or incur any capital expenditure that individually or in the aggregate are in excess of $5,000, (xiii) sell, lease, license or otherwise dispose of any of its Assets or enter into any lease of real property, except any renewals of existing leases on market terms in the ordinary course of business, (xv) enter into or amend or supplement any Material Contract or (xvi) or agree, whether in writing or otherwise, to do any of the foregoing.

       6.3	Confidentiality.  The Parties (a) acknowledge that the
transactions contemplated by this Agreement will require them to share Confidential Information and (b) agree that, if the Stock Acquisition, as contemplated by Article III, is not consummated within the time prescribed for in this Agreement or within such other time as may be agreed upon between the Parties, then each party will (i) hold the other party's Confidential Information in strict confidence, (ii) not copy the other party's Confidential Information or disclose any portion thereof to any third party without the prior written consent of the other party, (iii) not make any use of the other party's Confidential Information except for the sole purpose of performing its Purchase Investigation hereunder and (iv) immediately return to the other party or destroy, as the other party may direct, all tangible records embodying the other party's Confidential Information in its possession, custody or control upon any termination of this Agreement.

       6.4	Further Cooperation.  At the request of any party hereto
either before or after the Closing Date, each party shall take all actions and deliver all documents reasonably necessary or appropriate to carry out the terms and provisions of this Agreement including but not limited to the delivery of all Company Documents by the Company and the Selling Shareholders to the Purchasers as contemplated by section 4.5 of this Agreement. Each of the Parties will use all reasonable efforts to obtain any necessary waivers, consents and approvals from all Governmental Agencies and effect all necessary filings and take all actions necessary or appropriate to consummate the transactions contemplated by this Agreement.

       6.5	Notice of Developments. Each party will give prompt
written notice to the others of any material adverse development causing a breach of any of its own representations and warranties set forth herein or the occurrence of a Material Adverse Event (financial or otherwise) with respect to any Asset, the Company or its business. No disclosure by any party pursuant to this Section 6.5, however, shall be deemed to amend or supplement any Schedules hereto or to prevent or cure any misrepresentation, breach of warranty, or breach of any covenant.

       6.6	Exclusivity. From the date of this Agreement until the
Closing Data, unless this Agreement is earlier terminated in accordance with Article VIII hereof, the Company and the Selling Shareholders will not (and will not cause or permit any third party to): (A) solicit, initiate, or encourage the submission of any proposal or offer from any person or entity relating to the acquisition of any NSUS Shares or other voting securities of the Company; or (B) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any person or entity to do or seek any of the foregoing. The Company and the Selling Shareholders will notify the Purchasers immediately if any third party makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.


ARTICLE VII
CONDITIONS PRECEDENT

       7.1	Conditions to Purchasers' Obligations.  In addition to
the conditions set forth in Article III hereof being satisfied, the obligation of Purchasers to effect the Stock Acquisition, as contemplated hereby, are subject to the satisfaction or the written waiver of the following conditions:

       (a)	No statute, rule, regulation, executive order,
denial, decree, temporary restraining order, preliminary or permanent injunction or other order enacted, entered, promulgated, enforced or issued by any Governmental Agency or other legal restraint or prohibition preventing the transaction contemplated by the Agreement from being completed shall be in effect.

	 (b)	The Company and the Selling Shareholders shall have
performed or complied in all material respects with all obligations and covenants required by this Agreement to be performed or complied with by them either separately or collectively.

	(c)	The representations and warranties of the Company
and the Selling Shareholders made in this Agreement shall be true and correct in all material respects as of the Closing
Date though made as of that time, except to the extent they expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of that earlier date.

	(d)	No action, suit, or proceeding shall be pending or
threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or Governmental Agency or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, award, ruling, or charge would: (1) prevent consummation of any of the transactions contemplated by this Agreement, (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (3) if true, make any of the representations or warranties set forth in Article IV, not true or not correct; or (4) have a Material Adverse Effect on the right of the Purchasers to control and operate the Company.

	(e)	On the Closing Date, all of the officers and
directors of the Company shall have resigned from their respective offices and positions and copies of such resignations will be provided to the Purchasers.

	(f)	On the Closing Date, the Employment Agreement dated
January 1, 2007, between the Company and Russell R. Desjourdy shall be voluntarily terminated by Mr. Desjourdy and satisfactory evidence of such termination shall be provided to the Purchasers; Mr. Desjourdy shall also execute a General
Release in favor of the Company in the form attached hereto as
Schedule 7.1(f).

	(g)	On the Closing Date, the Company and the Selling
Shareholders shall have delivered copies of all Company
Documents to the Purchasers as contemplated by section 4.5 of this Agreement.

	(h)	At the Closing, the Purchasers shall have received
written instructions from the Escrow Agent that it has received and is in possession of executed Irrevocable Stock
Powers representing 100% of the NSUS Shares from all shareholders of the Company who are identified on Schedule 4.6 of this Agreement.

	(i)	At the Closing, the Company and the Selling
Shareholders shall deliver satisfactory documentation to the Purchasers that all debts, obligations or liabilities, contingent or otherwise, of the Company have been fully paid, satisfied or discharged as contemplated by section 4.9 of this Agreement.

	(j)	At the Closing, the Company shall deliver an Opinion
of Counsel in form and substance acceptable to Purchasers as to such matters that Purchasers may reasonably require including but not limited to the validity of the Company's formation, its authority to enter into this Agreement and the validity of the Company's capitalization and issuance of the NSUS Shares.

	(k)	The Company shall have delivered to Purchasers
certificates dated as of the Closing Date and signed by an authorized officer for the Company together with the Selling Shareholders individually confirming that the conditions of paragraphs (a) (b), (c), (d), (e), (f), (g), (h), (i) and (j)
of this Section 7.1 have been satisfied.

	(l)	All actions to be taken by the Company and Selling
Shareholders in connection with consummation of the transactions contemplated hereby and all certificates, instruments, and other documents required to effect the transactions contemplated hereby will be satisfactory in form and substance to Purchasers.

       7.2	Conditions to the Obligations of the Company and Selling
Shareholders.  In addition to the conditions set forth in Article
III hereof being satisfied, the obligations of the Company and the Selling Shareholders to effect the transactions contemplated hereby are subject to the satisfaction or the written waiver of the following conditions:

        (a)	Purchasers shall have performed or complied in all
material respects with all obligations and covenants required by this Agreement to be performed or complied with by the Purchasers.


       (b)	The representations and warranties of the Purchasers
made in this Agreement shall be true and correct in all material respects as of the Closing Date, except to the extent they expressly relate to an earlier date, in which case they shall be true and correct in all material respects on and as of that earlier date.

       (c)	No action, suit, or proceeding shall be pending or
threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or Governmental Agency or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, award, ruling, or charge would: (1) prevent consummation of any of the transactions contemplated by this Agreement, or (2) cause any of the transactions contemplated by this Agreement to be rescinded following consummation.

       (d)	Purchasers shall file with relevant Governmental
Agencies all required filings necessary to meet federal securities laws.

       (e)	Purchasers shall have delivered to the Company and
the Selling Shareholders certificates dated as of the Closing
Date confirming that the conditions of paragraphs (a), (b) and
(c) of this section have been satisfied.


ARTICLE VIII
TERMINATION

	The Parties may mutually terminate this Agreement in writing and may also terminate this Agreement for the following reasons:

	8.1	Purchase Investigation Termination.  If, for any reason
whatsoever, the Purchasers are not satisfied with the results of the Purchase Investigation relating to the Company, the Purchasers may terminate this Agreement by giving written notice to the Company on or before the twentieth (20th) day after the date of this Agreement (the "Purchase Investigation Period"); provided, however, that if the Company or the Selling Shareholders do not comply with their obligations under this Section 8.1, then the Purchase Investigation Period shall be extended to the twentieth (20th) day after the date the Company and the Selling Shareholders comply, in all respects, with their obligations hereunder. Any extension of the Purchase Investigation Period, however, shall not be deemed to relieve the Company or the Selling Shareholders from their obligations or liabilities on account of their non-compliance.

	8.2	Purchasers' Termination Generally.  Purchasers may
terminate this Agreement by giving written notice to the Company at any time prior to the Closing, in the event the Company or the Selling Shareholders has breached any material representation, warranty, or covenant contained in this Agreement in any material respect and Purchasers have provided the Company and the Selling Shareholders with ten (10) days written notice of such breach and the breach has not been cured within the notice period.

	8.3	Company Termination Generally. The Company or the Selling
Shareholders may terminate this Agreement by giving written notice to the Purchasers at any time prior to the Closing, in the event the Purchasers have breached any material representation, warranty, or covenant contained in this Agreement in any material respect and the Company, the Selling Shareholders have provided Purchasers with ten (10) days written notice of such breach and the breach has not been cured within the notice period.

	8.4	Effect of Termination. If a party terminates this
Agreement pursuant to this Article VIII, all rights and obligations of the parties hereunder shall terminate without any liability of any party to the other party, except for any liability of a party then in breach or as otherwise provided for in this Agreement.



ARTICLE IX
INDEMNIFICATION

	9.1	The Company and Selling Shareholders, jointly and
severally, shall indemnify and hold Purchasers, their representatives and assigns, collectively and individually (the "Purchaser Indemnified Parties") harmless from any and all losses, claims, liabilities, damages, obligations, liens, encumbrances, costs and expenses, including reasonable attorney fees, arbitration, appellate, and court costs, that now exist or may hereafter arise or be asserted against or suffered by any of the Purchaser Indemnified Parties, collectively or individually, from time to time, as a result of: (A) any false or incomplete statement by the Company or the Selling Shareholders, or any noncompliance or breach by the Company or the Selling Shareholders, with respect to any of the terms, covenants, warranties or representations of this Agreement or the Schedules attached hereto; or (B) the Company's ownership of the Assets and operation of its business prior to the Closing Date; or (C) any warranty obligations or other liabilities or obligations of the Company or the Selling Shareholders satisfied by Purchasers (provided that this section shall not be deemed to require Purchasers to satisfy any of the Company or the Selling Shareholders warranty obligations or other liabilities in any event).

	9.2	Purchasers shall indemnify and hold the Company and the
Selling Shareholders, collectively and individually (the "Company Indemnified Parties") harmless from any and all losses, claims, liabilities, damages, obligations, liens, encumbrances, costs and expenses, including reasonable attorney fees, arbitration and appellate, and court costs, that now exist or may hereafter arise or be asserted against or suffered by the Company Indemnified
Parties, collectively or individually as a result of: (A) any false or incomplete statement by Purchasers, or any non-compliance or breach by Purchasers with respect to any of the terms, covenants, warranties or representations of this Agreement or any Schedule attached hereto; or (B) operation of the business of the Company after the Closing Date.


ARTICLE X
MISCELLANEOUS PROVISIONS

       10.1	Successors and Assigns.  The provisions of this Agreement
shall inure to the benefit of, and be binding upon, the permitted successors, assigns, heirs, executors and administrators of the parties to this Agreement. The Company and the Selling
Shareholders either separately or collectively may not assign or transfer any right, duty or obligation under this Agreement.
Purchasers, however, without the consent of the Company or the Selling Shareholders may assign their rights, duties and obligations under this Agreement to any Person whether controlled by Purchasers or not provided that such assignee agrees to assume the Purchasers' responsibilities and obligations arising under this Agreement.

       10.2	Survival.  Notwithstanding any investigation made by the
Purchasers, each of the representations and warranties made by the Parties herein shall survive the Closing Date for a period of two years. All covenants made herein shall survive the execution and delivery of this Agreement and the Closing Date for a period of two years unless otherwise specified herein.

       10.3	Expenses.  Each party will bear its own expenses and
costs of the transactions contemplated hereby, including, but not limited to, the fees of attorneys, consultants and financial advisors.

       10.4	Severability.  The invalidity or unenforceability of any
provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

       10.5	Governing Law; Jurisdiction.  This Agreement shall be
governed by and construed in accordance with the internal laws of the State of Nevada (without reference to the conflicts of law provisions thereof).

       10.6	Notices.  All notices, requests, consents and other
communications under this Agreement shall be in writing and shall be deemed delivered (i) three (3) business days after being sent by registered or certified mail, return receipt requested, postage prepaid, (ii) one (1) business day after being sent via a reputable nationwide overnight courier service guaranteeing next business day delivery, (iii) via facsimile, or (iv) by e-mail transmission, in each case to the intended recipient as set forth below:

If to the Company:

NASUS Consulting, Inc.
83 Fisher Street
Millville, Massachusetts 01504
Telephone:  (508) 883-6803
Facsimile:  (508) 883-6812


If to Selling Shareholders:

Russell R. Desjourdy
83 Fisher Street
Millville, Massachusetts 01504
Telephone:  (508) 883-6803
Facsimile:  (508) 883-6812

Lynne Desjourdy
25 Eastmount Road
Medfield, Massachusetts 02052-2710
Telephone:  (508) 359-5722
Facsimile:  (508) 620-7111

With a copy to:

Paul Desjourdy, Esquire
37 Loring Drive
Framingham, Massachusetts 01702
Telephone:    (508) 631-0599
Facsimile:    (508) 620-7111

If to Purchasers:

Oleksandr Shalash
Witellikerstrasse 17
8702 Zollikon, Switzerland
Telephone:  011-41-798220489
Facsimile:  407-647-1522

Ivan Hrubi
Friedberger Str. 6
Rodgau, Germany 63110
Telephone:  011-49-6106-286881
Facsimile:  407-647-1522

With a copy to:

Snyderburn, Rishoi & Swann, LLP
258 Southhall Lane, Suite 420
Maitland, Florida 32751
Telephone:  (407) 647-2005
Facsimile:  (407) 647-1522
Attention:  K. Michael Swann, Esquire

Any party may give any notice, request, consent or other communication under this Agreement using any other customary means (including, without limitation, personal delivery, messenger service, telecopy, first class mail, facsimile or electronic mail), but no such notice, request, consent or other communication shall be deemed to have been duly given unless and until it is actually received by the party for whom it is intended. Time is of the essence in giving notice. Any party may change the address to which notices, requests, consents or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

       10.7	Complete Agreement.  This Agreement (including its
Schedules) constitutes the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersedes and replaces all prior agreements and understandings, whether oral or written, relating to such subject matter.

       10.8	Amendments and Waivers.  This Agreement may be amended or
terminated and the observance of any term of this Agreement may be waived with respect to all Parties to this Agreement (either generally or in a particular instance and either retroactively or prospectively) with the written consent of the Parties. Any amendment, termination or waiver effected in accordance with this
Section 10.8 shall be binding on all Parties hereto. No waivers of or exceptions to any term, condition or provision of this Agreement, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

       10.9	Construction.  The Parties have participated jointly in
the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder and any applicable common law, unless the context requires otherwise. The word
"including" shall mean including without limitation and is used in an illustrative sense rather than a limiting sense. Terms used with initial capital letters will have the meanings specified, applicable to singular and plural forms, for all purposes of this Agreement. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

       10.10	Counterparts; Facsimile Signatures.  This Agreement
may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same document. This Agreement may be executed by facsimile signatures of the Parties, which shall be deemed to be original signatures.

       10.11 Section Headings and References. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit or restrict the contractual obligations of the Parties. Any reference in this Agreement to a particular section or subsection shall refer to a section or subsection of this Agreement, unless specified otherwise.

       10.12	Delays or Omissions.  No delay or omission to
exercise any right, power or remedy accruing to the respective Parties hereunder shall impair any such right, power or remedy of the Parties, nor shall it be construed to be a waiver of any breach or default under this Agreement, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any delay or omission to exercise any right, power or remedy or any waiver of any single breach or default be deemed a waiver of any other right, power or remedy or breach or default theretofore or thereafter occurring. All remedies, either under this Agreement, or by law otherwise afforded to the Parties shall be cumulative and not alternative.

       10.13	Effect of Investigation.  Any due diligence review,
audit or other investigation or inquiry undertaken or performed by or on behalf of the Purchasers shall not limit, qualify, modify or amend the representations, warranties or covenants of, or indemnities by the Company and the Selling Shareholders made or undertaken pursuant to this Agreement, irrespective of the knowledge and information received (or which should have been received) therefrom by Purchaser.

       10.14	No Third Party Beneficiaries.  This Agreement shall
not confer any rights or remedies upon any person other than the parties hereto and their successors and permitted assigns.

       10.15	Further Cooperation.  The parties hereto agree (a)
to furnish upon request to each other such further information, (b) to execute and deliver to each other such other documents, and (c) to do such other acts and things, all as any other party to this Agreement may reasonably request either before or after the Closing Date, for the purpose of carrying out the intent of this Agreement and the documents referred to herein.

       10.16	Arbitration.  Any controversy arising between the
Parties to this Agreement or any person claiming through or on behalf of them as it relates to this Agreement or the performance or breach thereof shall be resolved through arbitration in the State of Florida in accordance with the then governing commercial arbitration rules of the American Arbitration Association in the City of Orlando, Florida, and judgment or decree may be entered upon the award made by any court of competent jurisdiction. The parties agree that any dispute between them shall be determined by one (1) arbitrator to be selected in accordance with the then governing commercial arbitration rules of the American Arbitration Association.

       10.17	Attorneys' Fees.  In the event of litigation
regarding this Agreement or the parties' relationship hereunder, the prevailing party shall be entitled to recover its reasonable attorneys' fees from and against the non-prevailing party through and including any arbitration proceedings and all appeals and/or post-judgment proceedings.

       In Witness Whereof, the parties have executed this Agreement as if the date first above written.

						PURCHASERS:

						/s/ Oleksandr Shalash
						____________________________________
						OLEKSANDR SHALASH

						/s/ Ivan Hrubi
						____________________________________
						IVAN HRUBI


						COMPANY:

						NASUS CONSULTING, INC.

						/s/ Russell R. Desjourdy
					      By__________________________________
						RUSSELL R. DESJOURDY, President



		 				SELLING SHAREHOLDERS:

						/s/ Russell R. Desjourdy
						_________________________________
						RUSSELL R. DESJOURDY

						/s/ Lynne Desjourdy
						_________________________________
						LYNNE DESJOURDY